EXHIBIT 10.5




                                BROKER AGREEMENT



Prime Core AG
Gotthardstrasse 3
CH-6300 Zug                                     (hereinafter called "AG")

and

Dr. Roland Schoneberg
Am Klausenberg 52
51109 Koln                                     (hereinafter called "Broker")


                        herewith enter into the following contractual agreement:


1.   Scope of Activities:

Effective April 1, 1997, Broker will begin representing AG as independent agent in the Federal Republic of Germany, within the specific geographical area assigned to him.

Broker will be active as broker and agent in the Investment and Securities business, on behalf of AG or other entities designated by AG. This activity encompasses the procurement of contracts, for the purchase and sale of securities and stock and commodity options issued by AG or third parties, and the solicitation of potential clients for such business.

It  is  explicitly   understood   that  Broker's   choice  of  investments   for
recommendation to potential buyers is his alone. AG will not assume any liability with respect to any investment advise issued by Broker.

Broker may use his own literature and collateral if needed and employ his own personnel and resources as required in the course of his activities.

In conducting his business Broker may elect to utilize the facilities and personnel resources of an office services company, specifically

                                 Telecom GmbH .

In such case Broker agrees to pay a rental fee, on account of all transactions which resulted from utilizing the resources of the office services company. For that purpose, a separate rental and service agreement is required. Broker is not authorized to enter into any commission business, either in his own name or on account of AG.


2.   Business Conduct:

Broker will apply all normal and usual care in safeguarding the interests of AG in all respects.

He is required to conduct his marketing and solicitation efforts in a manner which does not create any obligations or liabilities for AG, particularly with respect to making unrealistic promises for profits or failing to disclosure the risks for loss. Broker understands that the enticement to securities transactions of uninformed investors who are not fully informed about the associated risks, is considered a punishable offense subject to prosecution.

Broker may dispense information and give advice only after a thorough assessment of the situation. Where such information is obtained through or from third parties, he is obliged to state so in all communication to clients.

He is required to especially point out the speculative nature of the investment which he recommends. He furthermore must refrain from making a comparison with any other form of investments which is subject to regulatory oversight, in particular the German stock market, or stocks of other companies.

Clients  have  to  be  fully  and  truthfully   informed  about  all  applicable
administrative   charges  (commission  expenses,   cost  and  fee  structure  in
connection with proprietary AG-Options).

Broker agrees to pass on to AG all orders for purchase or sale which meet the criteria established for a valid trade (i.e. all forms/contracts have been executed, the client received the information brochure, he has been advised of the risks associated with this type of investment).

3.   Legal Points:

Broker has been specifically advised that fraudulent and deceitful actions and the inducement to the speculation in securities are punishable offenses. He confirms that he has not previously been indicted or punished for fraud, inducement to the speculation in securities, or other similar offenses.

He furthermore confirms that he is not currently subject to legal action or discovery in connection with such offenses, and that he will immediately notify AG if and when such occurs in the future.


4.   Responsibilities of Broker:

Broker will observe absolute confidentiality with regard to all aspects of AG's business which may come to his attention; this obligation extends also for the time after termination of his relationship with AG, with respect to all information of confidential or proprietary nature.

Confidential information includes the marketing concepts of AG, as well as all facts and data pertaining to customers of AG. Broker is required to forward to AG all applicable data about customers which he may have obtained in discussions with the customer, especially any information with regard to such customers' financial circumstances, prior to the execution of any business transaction. Transactions which are financed solely by or through third parties, should generally be declined.

Broker may not enter into any contracts, either in his own name, or on behalf of AG.

In all cases, the current General Terms and Conditions of AG apply. The current version of these Terms and Conditions is attached to this Agreement.


5.   Responsibilities of  AG:

AG will - through an office services company - provide to Broker the support and infrastructure required for conducting this business.

In particular, such support includes the needed documents for this type business, literature and sales collateral brochures, market information, and account statements issued by brokerage houses with whom AG transacts business. Broker is required to verify the accuracy of all such records.

All records and materials must be returned to AG upon termination of this Agreement, immediately and without special request.


6.   Commissions:

Broker is entitled to a commission on all business resulting from his activity, entered into during the duration of this Agreement. The commission amount depends upon the particular investment (see below) and is ultimately determined between the parties hereto at the end of each year. Broker will receive a monthly draw against the annual commission, in the amount of

                                    DM 65,000

payable to a bank account of Broker's choice.

AG is required to issue credit at the end of a given year for all commissions accrued to Broker, and to immediately transfer to such account the balance remaining after deducting the monthly draw payments. Such credit and payment must be made no later than March 31 of the following year.

Broker is entitled to commissions only after

a) AG's Administrative Agreement, duly executed by customer, has been returned to and received by AG;

b)  an order confirmation signed by customer is available; and

c) the customer has made payment for the transaction (if by check, upon credit), and funds have been received.

The preliminary earned monthly commissions (see above) are paid to Broker per check on the 5th workday of the month following the month during which an invoice has been rendered (any deviation from this rule must be explained).

Any claim of Broker for commissions or advances against earned commissions expires 6 months after the event that gives rise to such claims. Any right of AG for refund of previously paid commissions or draws expires 6 months after AG became aware of the circumstances which justify a demand for such refund.

AG specifically advises Broker that he personally is responsible to pay all income- and social taxes. He indemnifies AG against all claims from and liabilities to any tax authorities or social pension providers.

 7.   Term:

This Agreement is valid until terminated.

Either of the two parties may terminate this Agreement effective with the end of a calendar month, with one month' notice, and after three years effective with the end of a calendar quarter with observation of a three months' notice.

Notwithstanding the above, both parties have the right to immediately terminate the Agreement for cause.

This Agreement is subject to a trial period of three months during which either party may terminate the Agreement without cause or notice.

Any termination, for cause or otherwise, must be done in writing.


8.   Miscellaneous:

Broker agrees that AG may sponsor fictitious transactions for test purposes in which case it is authorized to listen in on relevant negotiations.

Broker is free to set his own working hours. Broker may conduct his business from the facilities of an independent office services company recommended by AG, however, is not obliged to do so.


9.   Other Conditions:

Any changes to this Agreement, including this clause, must be done in writing.

There are no verbal side agreements.

If any clause in this Agreement should be held invalid, this will not affect the validity of the other clauses. In such case, the parties are held to agree upon a formula which meets the intent of the substituted clause in the best possible way.

The attached "Terms and Conditions for Business Transacted by AG" are made part of this Agreement. Broker agrees that personal information available through public or commercial channels may be obtained, stored, transmitted, and deleted in the course of normal business.

Broker is prohibited from contacting any client of AG after termination of this Agreement.

All contracts are accepted and closed at the place of business of AG. Any action or proceeding brought by either party under this Agreement shall be brought before a court at the place of business of AG.

AG has the right to also bring action against Broker at a court situated at Broker's location.

This Agreement is governed by Swiss Law.


Place of Business of AG: ________________________





 ....................................              ..............................
AG                                                Broker